SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2003

FRONTIER AIRLINES, INC

(Exact name of Registrant as specified in its charter)

Colorado	0-24126	84-1256945

(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

7001 Tower Road, Denver, CO	80249

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (720) 374-4200

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     In our proxy statement dated July 18, 2003, two items were submitted to shareholders for consideration at the Company’s annual meeting to be held on September 4, 2003, the election of directors and a proposal to approve the Frontier Airlines, Inc. 2003 Long-Term Incentive and Equity Compensation Plan. After we issued the proxy statement, we received comments from several of our institutional shareholders that they would like to see certain modifications to the new plan, including a reduction in the number of shares covered by the plan. Our Board has considered these suggestions, and believes that one or more of the suggested changes may be appropriate. Because time did not allow us to submit an amended plan for our shareholders to consider at the September 4 meeting, we have decided to withdraw the second proposal from consideration at this meeting. We intend to submit a revised plan to the shareholders for consideration at our 2004 Annual Meeting of Shareholders.

     As a result, the only item for consideration at the meeting on September 4, 2003 is the election of directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER AIRLINES, INC.

Date: September 4, 2003	By:	/s/ JEFF S. POTTER

President & CEO

	By:	/s/ PAUL H. TATE

CFO